UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685	37-1434895
(Commission File Number)	(IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.8
EX-10.9
EX-10.10
EX-10.11
EX-10.12

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 3, 2010 following approval by the Compensation Committee of our Board of Directors, we amended and restated the existing executive employment agreements with Philip E. Soran, our Chairman, President and Chief Executive Officer, John P. Guider, our Chief Operating Officer and a director of the company, Lawrence E. Aszmann, our Chief Technology Officer, John R. Judd, our Chief Financial Officer, and Brian P. Bell, our Vice President of Worldwide Sales. The following is a summary of the material terms of the amendments to these agreements:
•	If the executive is terminated without cause or resigns for good reason upon the consummation of, within three (3) months prior to, or eighteen (18) months following, a change in control of the company, then the executive shall receive:
•	a lump sum payment equal to the sum of twelve (12) months of his base salary then in effect and the actual cash bonus paid in the most recently completed fiscal year, less applicable withholdings; and
•	if the executive was enrolled in a group health plan (e.g., medical, dental, or vision plan) sponsored by the company immediately prior to termination, and if the executive (or his eligible dependents) timely elects to continue such coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”), the company will pay to the insurance carrier(s) the full amount of the premiums due for the executive and his eligible dependents for the first twelve (12) months of such coverage under COBRA (or until such earlier time as the executive and/or his eligible dependents are no longer eligible for COBRA coverage or the executive is eligible to obtain group health plan coverage through another employer).
•	In addition, the automatic termination date included in Messrs. Judd’s and Bell’s executive employment agreements was extended to February 3, 2012. Messrs. Soran’s, Guider’s and Aszmann’s executive employment agreements do not contain a similar automatic termination date.
     The other material terms of these amended and restated executive employment agreements remain consistent with each of these named executive officers’ previous employment agreements with us. The definitions of “change in control,” “good reason” and “without cause” referenced above are contained in the respective amended and restated employment agreements of such executives, which are filed as exhibits to this Current Report on Form 8-K.
     The foregoing description of the material changes to the amended and restated employment agreements of our named executives officers is subject to and qualified in its entirety by the agreements themselves, which are filed as exhibits to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.8	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Philip E. Soran, dated February 3, 2010.

10.9	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and John P. Guider, dated February 3, 2010.

10.10	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Lawrence E. Aszmann, dated February 3, 2010.

Exhibit	Description
10.11	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and John R. Judd, dated February 3, 2010.

10.12	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Brian P. Bell, dated February 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: February 3, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.8	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Philip E. Soran, dated February 3, 2010.

10.9	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and John P. Guider, dated February 3, 2010.

10.10	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Lawrence E. Aszmann, dated February 3, 2010.

10.11	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and John R. Judd, dated February 3, 2010.

10.12	Amended and Restated Employment Agreement, by and between Compellent Technologies, Inc. and Brian P. Bell, dated February 3, 2010.